EXHIBIT 10.7.1

                  Schedule of Omitted Documents in the Form of
                   Exhibit 10.7, Including Material Detail in
                  Which Such Documents Differ from Exhibit 10.7


1. Stock Option Agreement, dated as of January 11, 1999, between the Registrant and Anthony J. Kirincic.


     The form of the document listed above does not differ in material detail from the form of Exhibit 10.7, except with respect to the identity of the optionholder.



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